                                   EXHIBIT 9.

                          CONSENT OF ERNST & YOUNG LLP

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our reportS: (1) dated February 2, 2001 with respect to the subaccounts of Legacy Builder Variable Life Separate Account, and
(2) dated February 15, 2001 with respect to the statutary-basis financial statements and schedules of PFL Life Insurance Company included in the Post-Effective Amendment No. 3 to the Registration Statement (Form S-6 No. 333-86231) and related Prospectus of the Legacy Builder Plus.

                                                     ERNST & YOUNG LLP


Des Moines, Iowa
April 24, 2001